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                                                Restated for Electronic Purposes
                                                Only for Filing with the SEC
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                                RESTATED CHARTER,
                                   as Amended


     1. Name: The name of the Corporation is:

     SERVICE MERCHANDISE COMPANY, INC.

     2. Duration: The time of existence of this Corporation is perpetual.

     3. Address: The address of the principal office of the Corporation in the state of Tennessee shall be 1600 Vaden Boulevard, City of Brentwood, County of Williamson, 37027.

     4. Profit: The Corporation is for profit.

     5. Purposes: The purposes for which this Corporation is organized are:

     (a) To buy, sell, trade, manufacture, and/or deal in or with, goods, wares, and merchandise, of every kind and description, and to carry on such business as wholesalers, retailers, importers, and exporters; to acquire and dispose of all such merchandise, supplies, materials, and other articles, as may be necessary for, or incident to, the carrying on of such business.

     (b) To acquire by purchase, lease, gift, or otherwise, and to own, hold, operate, and develop, and otherwise to invest in real and/or personal property of every kind and description, or interests therein, such properties to be held for investment purposes, and the Corporation shall not have the right to generally trade in properties. Without limiting the generality of the foregoing, the Corporation shall expressly have the right to acquire lands, and to erect or construct thereon, improvements of all kinds, and to rent or lease said properties for investment.

     To promote, cause to be organized, finance, and aid by loan, subsidy, guaranty, contribution to capital or surplus, or otherwise, any corporation, association, partnership, syndicate, entity, person or governmental, municipal or public authority, domestic or foreign, located in or organized under the laws of any authority in any part of the world, any security of which is held directly or indirectly by or for the Corporation, or in the business, financing, or welfare of which the Corporation shall have any interest; and, in connection therewith, to guarantee, or become security for the performance of, any undertaking or obligation of the foregoing, and to guarantee, by endorsement or otherwise, the payment of the security of the foregoing; and generally to do any acts or things designed to protect, preserve, improve, or enhance, the value of any such security.

     6. Shares: The total number of shares of stock which the Corporation shall have authority to issue is 505,000,000, of which 500,000,000 shares with a par value of $.50 per share shall be common stock and of which 5,000,000 shares, with a par value of $1.00 per share shall be preferred stock.

     The Board of Directors of the Corporation is authorized, subject to limitations prescribed by law and the provisions of this Article, to provide for the issuance from time to time in one or more series of any number of the preferred shares, and, by filing a certificate pursuant to the Tennessee General Corporation Act, to establish the number of shares to be included in each such series, and to fix the designation, relative rights, preferences, qualifications and limitations of the shares of each such series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

     (a) The number of shares constituting that series and the distinctive designation of that series;

     (b) The divided rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and whether they shall be payable in preference to, or in another relation to, the dividends payable on any other class or classes or series of stock;

     (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

     (d) Whether that series shall have conversion or exchange privileges, and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board of Directors shall determine;

     (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the manner of electing shares for redemption if less than all shares are to be redeemed, the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

     (f) Whether that series shall be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of that series, and, if so, the terms and amounts of such sinking fund;

     (g) The right of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation and whether such rights shall be in preference to, or in another relation to, the comparable rights of any other class or classes or series of stock; and

     (h) Any other relative, participating, optional or other special rights, qualifications, limitations or restriction of that series.

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
     Shares of any series of preferred stock which have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes shall have the status of authorized and unissued shares of preferred stock of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of preferred stock, all subject to the conditions and the restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of preferred stock.

     Subject to the provisions of any applicable law, or except as otherwise provided by the resolution or resolutions providing for the issue of any series of preferred stock, the holders of outstanding shares of common stock shall exclusively possess voting power for the election of directors and for all other purposes, each holder of record of shares of common stock being entitled to one vote for each share of common stock standing in his name on the books of the Corporation.

     Except as otherwise provided by the resolution or resolutions providing for the issue of any series of preferred stock, after payment shall have been made to the holders of preferred stock of the full amount of dividends to which they shall be entitled pursuant to the resolution or resolutions providing for the issue of any series of preferred stock, the holders of common stock shall be entitled, to the exclusion of the holders of preferred stock of any and all series, to receive such dividends as from time to time may be declared by the Board of Directors.

     Except as otherwise provided by the resolution or resolutions providing for the issue of any series of preferred stock in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to the holders of preferred stock of the full amount to which they shall be entitled pursuant to the resolution or resolutions providing for the issue of any series of preferred stock, the holders of common stock shall be entitled, to the exclusion of the holders of preferred stock of any and all series, to share, ratably according to the number of shares of common stock held by them, in all remaining assets of the Corporation available for distribution to its stockholders.

     Pursuant to the authority vested in the Board of Directors in accordance with the provisions of this Article 6 of the Charter, the Board of Directors does hereby create, authorize and provide for the issuance of the Series A Junior Preferred Stock out of the class of 5,000,000 shares of preferred stock, par value $1.00 per share (the "Preferred Stock"), having the voting powers, designation, relative, participating, optional and other special rights, preferences, and qualifications, limitations and restrictions thereof that are set forth as follows:

     Section 1. Designation and Amount. The shares of such series shall be designated as Series A Junior Preferred Stock ("Series A Preferred Stock") and the number of shares constituting such series shall be 1,100,000. Such number of shares may be adjusted by appropriate action of the Board of Directors.

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
     Section 2. Dividends and Distributions. (A) Subject to the prior and superior rights of the holders of any shares of any other series of Preferred Stock or any other shares of preferred stock of the Corporation ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, each holder of one one-hundredth (1/100) of a share (a "Unit") of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose, (i) quarterly dividends payable in cash on the 30th day of March, June, September and December in each year (each such date being a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of such Unit of Series A Preferred Stock, in an amount per Unit (rounded to the nearest cent) equal to the greater of (a) $.02 or (b) subject to the provision for adjustment hereinafter set forth, the aggregate per share amount of all cash dividends declared on shares of the common stock of the Corporation, par value $.50 per share (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of a Unit of Series A Preferred Stock, and (ii) subject to the provision for adjustment hereinafter set forth, quarterly distributions (payable in kind) on each Quarterly Dividend Payment Date in an amount per Unit equal to the aggregate per share amount of all non-cash dividends or other distributions (other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock, by reclassification or otherwise) declared on shares of Common Stock since the immediately preceding Quarterly Dividend Payment Date, or with respect to the first Quarterly Dividend Payment Date, since the first issuance of a Unit of Series A Preferred Stock. In the event that the Corporation shall at any time after February 3, 1998 (the "Rights Declaration Date") (i) declare or pay any dividend on outstanding shares of Common Stock payable in shares of Common Stock, or (ii) subdivide outstanding shares of Common Stock or (iii) combine outstanding shares of Common Stock into a smaller number of shares, then in each such case the amount to which the holder of a Unit of Series A Preferred Stock was entitled immediately prior to such event pursuant to the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) The Corporation shall declare a dividend or distribution on Units of Series A Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the shares of Common Stock (other than a dividend payable in shares of Common Stock); provided, however, that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $.02 per Unit on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

    (C) Dividends shall begin to accrue and shall be cumulative on each outstanding Unit of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issuance of such Unit of Series A Preferred Stock, unless the date of issuance of such Unit is prior to the record date for the first Quarterly Dividend Payment Date, in which case, dividends on such Unit shall begin to accrue from the date of issuance of such Unit, or unless the date of issuance is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Units of Series A Preferred Stock entitled to receive a quarterly dividend and before such

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
Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on Units of Series A Preferred Stock in an amount less than the aggregate amount of all such dividends at the time accrued and payable on such Units shall be allocated pro rata on a unit-by-unit basis among all Units of Series A Preferred Stock at the time outstanding. The Board of Directors may fix a record date for the determination of holders of Units of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

     Section 3. Voting Rights. The holders of Units of Series A Preferred Stock shall have the following voting rights.

     (A) Subject to the provision for adjustment hereinafter set forth, each Unit of Series A Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the number of votes per Unit to which holders of Units of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) Except as otherwise provided herein or by law, the holders of Units of Series A Preferred stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

     (C) (i) If at any time dividends on any Units of Series A Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, then during the period (a "default period") from the occurrence of such event until such time as all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all Units of Series A Preferred Stock then outstanding shall have been declared and paid or set apart for payment, all holders of Units of Series A Preferred Stock, voting separately as a class, shall have the right, at the next meeting of shareholders called for the election of directors (the "Next Meeting"), to elect two directors (the "New Directors" or individually, "New Director"), which directors shall be in addition to the number previously set by the Board of Directors pursuant to Article 9 of the Charter. One of the New Directors shall serve as a member of the class of directors being elected for a three-year term and the other New Director shall serve as a member of the class of directors whose remaining term at the Next Meeting is two years and until their successors are elected by such holders and qualified or their earlier resignation, removal or incapacity or until such earlier time as all accrued and unpaid dividends upon the outstanding Units of Series A Preferred Stock shall have been paid (or set aside for payment) in full. The New Directors may be removed and replaced by such holders, and vacancies in such directorships may be filled only by such holders (or the remaining director elected by such holders if there be one) in the manner permitted by law. After the holders of Units of Series A Preferred Stock have exercised their right to elect directors during any default period, the number of directors shall not be increased or decreased except as approved by a vote of the holders of Units of Series A Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to the Series A Preferred Stock.

     (ii) Immediately upon the expiration of a default period (x) the right of holders of Units of Series A Preferred Stock as a separate class to elect directors shall cease, (y) the term of any directors elected by the holders of Units of Series A Preferred Stock as a separate class shall terminate, and (z) the number of directors shall be such number as may be provided for prior to any increase made pursuant to the provisions of paragraph (C)(i) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the Charter or Bylaws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining directors.

     (iii) The provisions of this paragraph (C) shall govern the election of directors by holders of Units of Series A Preferred Stock during any default period notwithstanding any provisions of the Charter to the contrary, including, without limitation, the provisions of Article 9 of the Charter.

     (D) Except as set forth herein or required by law, holders of Units of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of shares of Common Stock as set forth herein) for the taking of any corporate action.

     Section 4. Certain Restrictions. (A) Whenever quarterly dividends or other dividends or distributions payable on Units of Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on outstanding Units of Series A Preferred Stock shall have been paid (or set aside for payment) in full, the Corporation shall not:

     (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior to the Series A Preferred Stock;

     (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity as to dividends with the Series A Preferred Stock, except for dividends paid ratably on Units of Series A Preferred Stock and shares of all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of such Units and all such shares are then entitled;

     (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, provided, however, that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock ranking junior (both as to dividends and upon liquidation, dissolution or winding up) to the Series A Preferred Stock; or

     (iv) purchase or otherwise acquire for consideration any Units of Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such Units.

     (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section 5. Reacquired Shares. Any Units of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such Units shall, upon their cancellation, become authorized but unissued Units of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

     Section 6. Liquidation, Dissolution or Winding Up. (A) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless the holders of Units of Series A Preferred Stock shall have received, subject to adjustment as hereinafter provided in paragraph
(B), the greater of either (a) $.01 per Unit plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not earned or declared, to the date of such payment, or (b) the amount equal to the aggregate per share amount to be distributed to holders of shares of Common Stock, or (ii) to the holders of shares of stock ranking on a parity upon liquidation, dissolution or winding up with the Series A Preferred Stock, unless simultaneously therewith distributions are made ratably on Units of Series A Preferred Stock and all other shares of such parity stock in proportion to the total amounts to which the holders of Units of Series A Preferred Stock are entitled under clause
(i)(a) of this sentence and to which the holders of shares of such parity stock are entitled, in each case upon such liquidation, dissolution or winding up.

     (B) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, or (ii) subdivide outstanding shares of Common Stock, or (iii) combine outstanding shares of Common Stock into a smaller number of shares, then in each such case the aggregate amount to which holders of Units of Series A Preferred Stock were entitled immediately prior to such event pursuant to clause (i)(b) of paragraph (A) of this Section 6 shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 7. Share Exchange, Merger, Etc. In case the Corporation shall enter into any share exchange, merger, combination or other transaction in which the shares of Common Stock are

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
exchanged for or converted into other stock or securities, cash and/or any other property, then in any such case Units of Series A Preferred Stock shall at the same time be similarly exchanged for or converted into an amount per Unit (subject to the provision for adjustment hereinafter set forth) equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is converted or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, or (ii) subdivide outstanding shares of Common Stock, or (iii) combine outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the immediately preceding sentence with respect to the exchange or conversion of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 8.  Redemption.  The Units of Series A Preferred Stock shall not be redeemable at the option of the Corporation or any holder thereof. Notwithstanding the foregoing sentence of this Section, the Corporation may acquire Units of Series A Preferred Stock in any other manner permitted by law and the Charter or Bylaws of the Corporation.

     Section 9. Ranking. The Units of Series A Preferred Stock shall rank junior to all other series of the Preferred Stock and to any other class of preferred stock that hereafter may be issued by the Corporation as to the payment of dividends and the distribution of assets, unless the terms of any such series or class shall provide otherwise.

     Section 10. Amendment. The Charter, including without limitation the provisions hereof, shall not hereafter be amended, either directly or indirectly, or through merger or share exchange with another corporation, in any manner that would alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect the holders thereof adversely without the affirmative vote of the holders of a majority or more of the outstanding Units of Series A Preferred Stock, voting separately as a class.

     Section 11. Fractional Shares. The Series A Preferred Stock may be issued in Units or other fractions of a share, which Units or fractions shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

     7. Minimum Capital: The Corporation shall not commence business until the consideration of One Thousand ($1,000.00) Dollars has been received for the issuance of shares.

     8. Other Provisions:

     (a) In lieu of a formal meeting, the stockholders or record holding all of the then issued and outstanding capital stock may, at any time, take any action otherwise permitted by law to be taken by stockholders, by an instrument in writing, and such instrument, when executed by the holders of record of all of the then issued and outstanding capital stock, shall be as valid and effective as any action taken at a general or special meeting of the stockholders.

     (b) When so authorized by the Bylaws, any resolution in writing, adopted by all of the then qualified and acting directors, provided there be at least three in number, shall be as valid and effective as any resolution duly adopted at a general or special meeting of directors.

     (c) The Bylaws of the Corporation may include a prohibition against the sale or transfer of shares of the Corporation's capital stock without the same being first offered to the Corporation and/or the other shareholders at a price not in excess of book value, or at a price to be determined by an appraiser or appraisers to be selected by the offering shareholder and the Corporation and/or the other shareholders; provided, however, each certificate for shares of the capital stock shall plainly bear on its face an appropriate reference to the said bylaw.

     (d) Any contract of employment entered into by and between the Corporation and any person shall be subject to termination by the Corporation at any time, upon notice to such employee, either written or parol, such termination of employment to be effective not earlier than one day from the date of such notice to such employee, unless the contract of employment for a stated period be executed in writing by the President or any Vice President of the company, and the Secretary or any Assistant Secretary, and approved by a majority vote of the directors at a regular or special called meeting, or by a written resolution executed by all directors.

     (e) The Corporation shall have and enjoy all other rights and privileges, not inconsistent with the foregoing, as set out in Title 48, Section 101 to 1407 inclusive, of Tennessee Code Annotated.

     (f) No share or shares of capital stock shall be entitled to any pre-emptive right or rights nor shall any of said shares be entitled to cumulative voting.

     (g) The Bylaws of this Corporation may be amended, altered, modified or repealed by resolution adopted by the Board of Directors subject to any provisions of law then applicable.

     9. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three nor more than twelve directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At the 1983 annual meeting of stockholders, Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. At each succeeding annual meeting of stockholders beginning in 1984, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected

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
to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

     Any director may be removed from office but only for cause by the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote for the election of directors, considered for this purpose as one class.

     Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Charter applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article 9 unless expressly provided by such terms. In the event of a vacancy among the directors so elected by the holders of preferred stock, the remaining preferred directors may fill the vacancy for the unexpired term.

     Notwithstanding any other provisions of this Charter, the affirmative vote of holders of two-thirds of the voting power of the shares entitled to vote at an election of directors shall be required to amend, alter, change or repeal, or to adopt any provision as part of this Charter or as part of the Corporation's Bylaws inconsistent with the purpose and intent of, this Article 9.

     10. To the fullest extent permitted by the Tennessee Business Corporation Act as the same may be amended from time to time, a director of the Company shall not be liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director. If the Tennessee Business Corporation Act is amended after approval by the shareholders of this provision to authorize corporate action further eliminating or limiting the personal liability of directors, the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Tennessee Business Corporation Act, as so amended from time to time. Any repeal or modification of this paragraph 10 shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification or with respect to events occurring prior to such time.

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